Exhibit 99.1

News Release	Corporate Communications 7480 Flying Cloud Drive Minneapolis, MN 55344	Phone: 952-351-3087 Fax: 952-351-3009

For Immediate Release

Media Contact:	Investor Contact:

Bryce Hallowell	Jeff Huebschen
Phone: 952-351-3087	Phone: 952-351-2929
E-mail: bryce.hallowell@atk.com	E-mail: jeff.huebschen@atk.com

ATK Realigns for Long-Term Growth and Announces New Leadership Team

Minneapolis, March 11, 2010 — Alliant Techsystems (NYSE: ATK) will realign its business structure, effective April 1, into four operating groups:  Aerospace Systems, Armament Systems, Missile Products, and Security and Sporting.  The change better aligns ATK’s capabilities and resources with its customers and markets, and positions the company for long-term growth and improved profitability.

“ATK is focused on the future and aligning our capabilities to drive performance,” said Mark DeYoung, President and CEO.  “We are installing the right leadership at the right time, expanding our international business content, and teaming with industry partners.  The realignment will extend our competitive reach, enhance our market agility to deliver on customer expectations of affordable, innovative solutions, and drive growth and shareholder value.”

Blake Larson, who currently leads the Space Systems group, will lead the newly formed Aerospace Systems group, which will include the Space Systems group and the Aerospace Structures business of Mission Systems.  Aerospace Systems will have capabilities in solid rocket propulsion systems, advanced materials, launch structures, next-generation commercial and military aircraft structures, satellite structures, and small satellite systems.  Combining ATK’s extensive composite structures and advanced materials expertise into this group will position it to become a growth engine for ATK by aligning capabilities to meet the anticipated demand in the rapidly expanding composite aircraft market.

Karen Davies, who led the Small Caliber Systems business of Armament Systems, will lead the Armament Systems group.  The group is the world’s largest military ammunition supplier with core competencies in efficient high-rate manufacturing, integrated weapon systems, gun-launched guided weapons, global supply chain management, and facility management.  On April 1, ATK’s precision munitions capability will be integrated into Armament Systems to leverage engineering and manufacturing disciplines across both legacy munitions and new weapon programs.  ATK’s precision weapon systems are moving from development to production.  Armament Systems will provide strong manufacturing and process disciplines as these programs enter their production phase to ensure that ATK delivers the value its customers, and the nation, expect.

Bart Olson, who led Mission System’s Tactical Propulsion and Controls division, will lead the newly formed Missile Products group on an interim basis.  The Missile Products group fully aligns ATK’s missile design, engineering and manufacturing capabilities to meet program execution milestones and customer expectations.  As a leading supplier of tactical rocket and missile components, missile warning systems, and special mission aircraft, the group will play an important role in the company’s long-term growth strategy.

Jack Cronin, the President of the current Mission Systems group, will leave ATK to pursue other opportunities.  “Jack’s leadership has been instrumental in securing ATK’s position in the advanced weapon systems market.  His achievements have positioned us for the future and we thank him for his dedication,” said DeYoung.

Ron Johnson, who led the commercial products business of Armament Systems, will lead the newly formed Security and Sporting group.  The group offers a portfolio of market leading brands, innovative ammunition, accessories, and individual equipment for sporting, military, personal security, and law enforcement applications.  By aligning these capabilities, ATK can build out its tactical accessories portfolio and realize synergies in purchasing, manufacturing, sales, marketing, and distribution channels to accelerate its multiple market growth strategy.  The group will also focus on expanding its product base and market penetration in the growing security markets.

ATK is a global aerospace and defense company with more than 18,000 employees in 22 states, Puerto Rico and internationally, and revenues in excess of $4.8 billion.  News and information can be found on the Internet at www.atk.com.

Certain information discussed in this press release constitutes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Although ATK believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those factors are: assumptions related to expected growth and performance of the company in its new group structure; changes in governmental spending, budgetary policies and product sourcing strategies; the company’s competitive environment; the terms and timing of awards and contracts; and economic conditions.  ATK undertakes no obligation to update any forward-

looking statements. For further information on factors that could impact ATK, and statements contained herein, please refer to ATK’s most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission.

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